EXHIBIT 99.2

ANDRESMIN ANNOUNCES 10-HOLE DRILLING PROGRAM ON
WINICOCHA COPPER, GOLD, MOLYBDENUM
PORPHYRY PROJECT

LIMA, PERU – May 17, 2005, – Andresmin Gold Corporation (“Andresmin” or the “Company”) (OTC-BB: “ADGD”) is pleased to announce that it has received all necessary approvals from the Ministry of Energy and Mines to commence  its drilling program on the Winicocha project in Chumbivilcas, Cusco, Peru.  The drilling contract has been awarded to the well-respected drilling contractor, Bradley-MDH who is currently establishing their camp at the site.

The significant 10-hole 3,000 metre diamond drilling program on the Winicocha Copper, Gold, Molybdenum Porphyry Project is scheduled to begin in the next several days, and is the first drill test of the Winicocha Project.  Andresmin’s rock chip and channel sampling program of 360 sample sites achieved an average of 445 ppm copper (range 3 ppm to 1.1% copper), an average 0.2 grams per tonne gold (range <0.01 ppm to 4.91 grams per tonne gold), and averaged 12 ppm molybdenum (range 3 ppm to 343 ppm molybdenum).   The best 30% of results ranged from 491 ppm to 1.1% copper, 8 ppm to 343 ppm molybdenum, and 0.04 to 4.91grams per tonne gold.

The Company’s drilling program will focus on several copper-gold-molybdenum anomalies identified during the 2004 geochemical sampling programs and strong chargeability anomalies identified during the 2004 IP/Res geophysics program which were interpreted by consultant geophysicist, Jan Klein M.SC., P. Eng., P. Geo. who has 40 years experience in mineral exploration.

Surface geochemical anomalies used to define drill targets are of the order 0.5% to 1% copper, 1 gram per tonne to 5 grams per tonne gold, and 100 ppm to 343 ppm molybdenum on Winicocha.  These geochemical anomalies are associated with quartz monzonite, quartz diorite and diorite intrusives with associated quartz veining and stockworking and magnetite skarn.  The area has two major structural influences oriented north-south and northeast-southwest.

The geometry of the geochemical and geophysics anomalies indicates that a large arcuate, or semi-circular body, may be present with a diameter of approximately 3 kilometres.  This first-phase drilling program is designed to test this model over a 2.6 km strike length.

The Winicocha project is situated in the very prospective Southern Peru Porphyry Copper Belt, 60 kilometres northwest of BHP Billiton's Tintaya porphyry copper deposit.  Rio Tinto Mining and Exploration have been drilling the Constancia copper-gold-molybdenum project 14 km southwest of Winicocha (now under option by Norsemont Mining Inc.).  Southwestern Gold Corporation have made a porphyry discovery to the north of the Winicocha property and recently entered a joint venture agreement with Anglo American.  The Winicocha property was acquired from Centromin, the Peruvian government agency responsible for privatisation of mineral assets.

About Andresmin Gold Corporation

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world’s copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin’s flagship project. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:

Eugene Toffolo
Toll (888) 689-1620
investor@andresmin.com
www.andresmin.com

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.